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                             AMENDMENT TO SCHEDULE 1

         Separate Accounts of Lincoln National Life Insurance Company
                              Investing in the Fund
                             As of November 1, 1998

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account K

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R

Lincoln National Life Insurance Company Separate Account 36

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                               DELAWARE GROUP PREMIUM FUND, INC.  (Fund)

Date:                          By:  /s/ Wayne A. Stork
                                   --------------------------------
                                        Wayne A.  Stork
                                        Chairman


                               LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date:                          By:  /s/ Kelly D. Clevenger
                                   --------------------------------
                                        Kelly D.  Clevenger,
                                        Vice President

                               DELAWARE DISTRIBUTORS, LP (Distributor), by
                               DELAWARE DISTRIBUTORS, INC., General Partner

Date:                          By:  /s/ David K. Downes
                                   --------------------------------
                                        David K.  Downes
                                        Executive Vice President/Chief Operating
                                        Officer/Chief Financial Officer